                                                                   EXHIBIT 23.3

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Computervision Corporation:

  We have audited the consolidated balance sheet of Computervision Corporation and subsidiaries as of December 31, 1996 and the related consolidated statements of income, stockholders' deficit and cash flows for the year ended December 31, 1996. These consolidated financial statements (not presented herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Computervision Corporation and subsidiaries as of December 31, 1996 and the results of their operations and their cash flows in the year ended December 31, 1996 in conformity with generally accepted accounting principles.

  Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in Item 14(a)(2) of the filing on Form 10-K of Computervision Corporation for the year ended December 31, 1996 (not presented herein) is for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. The schedule (not presented herein) has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

/s/ ARTHUR ANDERSEN LLP
Boston, Massachusetts
March 27, 1997 (except with respect to the matter discussed in Note 4, as to which the date is April 15, 1997 and the matters discussed in Note 15, as to which the date is January 12, 1998)